Exhibit 10.22

Henan Xinyuan Real Estate Co., Ltd.

Financial Consulting Services

Agreement

Location of Agreement Signature: Zhengzhou, Henan Province

Party A: Henan Xinyuan Real Estate Co., Ltd.

Address: 8 Xinyuan Rd., Zhengzhou, Henan Province

Party B: Beijing Runzheng Investment Consulting Co., Ltd.

Address: Suites 1 – 117, 8 Banbi Street South Road, Haidian District, Beijing

Article 1: On the basis of sincere cooperation and to mutually seek the goal of development, Party A employs Party B to provide financial consulting services to the Company. Party B agrees to accept this appointment. Through amicable discussions, both Parties establish this Agreement.

Article 2: Through dedicated contact personnel and team service, Party B shall provide to Party A the financial consulting services as stipulated in Article 3 herein. That is, Party B shall designate and assign a dedicated personnel to maintain daily contact with Party A, and shall, in accordance with the services stipulated herein and in accordance with the reasonable demands of Party A, dispatch other personnel to provide professional services to Party A as stipulated in this Agreement. Of these personnel, Dr. Chui Yong shall serve as the team leader for Party B, and shall accept the corresponding duties arranged by Party A, providing direct and effective service to Party A.

Article 3: The content of the financial consulting services provided by Party B is as follows:

A.	Design a plan for Party A’s enterprise to list its assets on a US capital market, and lead implementation within the scope authorized by Party A:

1.	Through investigation and research about the actual situation, in order to publicly list Party A’s enterprise on a US capital market, and in order to design an IPO financing plan, make plans for raising more than $100,000,000.00 (one hundred million US dollars);

2.	Working together with the corresponding personnel in Party A and as authorized by Party A, assist with or lead implementation of the above-described plan, making modifications as necessitated by changes in the actual circumstances;

3.	Within the scope authorized by Party A, represent or assist Party A’s personnel as well as intermediary institutions involved in this IPO, (including but not limited to legal, auditing, underwriting, market-making, public relations and other institutions) to carry out professional negotiations and provide professional recommendations related to the aforementioned service projects;

4.	Provide relevant professional knowledge, guidance and training for personnel in Party A’s enterprise involved in this IPO;

B.	After Party A’s enterprise listing, through real estate funds, mergers and acquisitions, project investments or other methods, promote implementation of domestic and international capital cooperation plans.

1.	After the public listing of Party A’s enterprise, at the request of Party A, formulate and provide in cooperation a design for a financing plan and plan investment for raising $500,000,000.00 (five hundred million US Dollars) for Party A’s enterprise or the company or project it designates, through real estate funds, mergers and acquisitions and project finance or other methods;

2.	Through Party B’s information channels and professional abilities, provide Party A with introductions to potential investors and cooperative parties for projects; in accordance with changes in the actual demands for capital, introduce equity or debt capital for Party A;

C.	Financial professional consulting services

The scope of consulting includes but is not limited to direct financing for the company in for this listing in the form of private raising of shares, real estate investment funds, trusts, project cooperation, etc.;

Article 4: Service

1. The service provided by Party B shall be provided in the form of written documents (planning documents, research reports, letters, faxes, etc.), oral communications (regularly scheduled discussions, lectures, or telephone communications, etc.) or other forms (email, etc.).

2. As needed for financial consulting work, the two parties may establish a dedicated working group. The leader of this working group shall be jointly appointed by the two parties, and list of members of the working group may be recommended and determined by both Parties. Through negotiation and discussion by the two parties, the membership of the working group may be changed.

3. Dr. Cui Yong, during the time of service, shall personally come to Party A’s site at least two days a month to provide consulting services.

Article 5: Dates of Service

Party B’s dates of service shall begin on the date of signature of this contract and shall terminate on April 15, 2012.

Article 6: Service Fees and Payment Methods

To complete the consulting services provided for in Article 3 herein, Party A must pay a consulting fee to Party B. The consulting fee shall be paid in cash or may be paid by other methods. Details are as follows:

1. To complete the consulting services provided for in Article 3 herein, Party A has already paid to Party B consulting fees starting from the date of signature of this contract through April 15, 2007.

Party A must pay consulting fees of 240,000.00 (two hundred forty thousand) per year from April 16, 2007 to April 15, 2012. The consulting fees shall be paid twice a year; specifically, on April 16 of every year, a fee of 120,000.00 (one hundred twenty thousand) shall be paid, and on October 16 of every year, 120,000.00 (one hundred twenty thousand) shall be paid.

2. All of the relevant fees incurred by Party B’s employees working on the project at the request of Party A shall be the responsibility of Party A; such fees include transportation, and room and board costs incurred outside of Beijing proper.

Article 7: Rights of Party A

1.	Party A has the right to obtain the services stipulated in Article 3 herein.

2.	Party A holds the power to make decisions over business operations, and has the right to ultimately determine whether or not to adopt the consulting recommendations and opinions provided by Party B.

Article 8: Party A’s Obligations

1.	Party A shall clearly and without error report to Party B its true intentions on the matters entrusted to Party B, and shall provide the necessary personnel assistance to Party B for completion of Party B’s work. Party A shall provide the necessary materials and information to Party B in a timely manner, and shall ensure that all of the information and materials provided are true, accurate, and complete.

2.	Party A shall, in accordance with the payment standards and payment methods agreed upon by both Parties, pay consulting fees.

Article 9: Party B’s Rights

1.	As required by the work, Party B has the right to understand, read, obtain and implement materials and information relevant to its financial consulting responsibilities.

2.	In accordance with the payment standards and payment methods agreed upon by both Parties, obtain consulting fees from Party A.

Article 10: Obligations of Party B

1.	Rigorously execute consulting responsibilities within the scope authorized by Party A, do not exceed the scope authorized by Party A or engage in behavior damaging to Party A’s interests.

2.	Party B shall scrupulously observe professional ethics, and shall maintain confidentiality for Party A’s materials, information or other trade secrets that Party B comes into contact with in the process of providing financial consulting services. Party B shall also take appropriate measures to maintain the confidentiality and safekeeping of relevant materials.

3.	Prohibition of competitive business: Prior to the IPO and within one year after the IPO stipulated herein, Party B may not provide assistance with overseas financing or IPO business for other enterprises that are engaged in businesses the same as or similar to Party A’s primary business.

4.	Disclosure obligation: In the process of assisting Party A to merge with or acquire a third party, Party B may not obtain any extra consulting fee from Party A. Should Party B obtain a fee from the third party, it must disclose this to Party A in advance.

Article 11: Confidentiality

1.	Confidential information shall refer to any form of tangible or intangible, exclusive or confidential information or materials of Party A or its parent company, subsidiaries, related companies, companies within the corporate group or any company with a business or contractual relationship (hereinafter “Related Companies”) obtained by Party B in the process of providing consulting services to Party A. The above-described confidential information includes but is not limited to:

(1)	Party A’s operations and financial situation;

(2)	Party A’s investment and financing business;

(3)	Party A’s channels for obtaining land;

(4)	Party A’s suppliers and clients;

(5)	The records and documents of Party A’s Board of Directors;

(6)	Party A’s compensation and incentive system and assessment mechanisms;

(7)	Party A’s files and documents;

(8)	Other relevant information about Party A’s plans, expenses, marketing, etc.

2.	Confidentiality obligations: During the time that it provides consulting services to Party A or during the time after which it, for any reason, terminates consulting services (hereinafter “Confidentiality Period”), unless laws or regulations have mandatory requirements to the contrary, Party B shall protect all above-described confidential and exclusive information of Party A, and unless Party A agrees in writing in advance or unless otherwise provided herein, Party B may not by any method directly or indirectly disclose, copy or distribute to any other person (including but not limited to any employees of Party A), company or entity such confidential information of Party A or Related Companies. Party B also may not use the above-described confidential information for its own interests or the interests of any other person, company, or entity.

3.	No permission or guarantee: Party A does not grant Party B permission to use any of its trade secrets or intellectual property rights, nor does it imply authorization of the above-described permission via transmission of its confidential information or other information to Party B. In addition, Party A’s disclosure of confidential information does not constitute or include any statement or guarantee of the accuracy or completeness of such information.

4.	Severability: No matter what the reason, should any clause of this contract or the contract itself be deemed invalid, be dissolved by both Parties or either of the 2 parties, or be terminated, such invalidity, dissolution or termination shall not affect the validity if this clause.

Article 12: Party B Indemnity Clause

Party A assumes full risk for all of Party A’s operational decisions made with reference to the consulting opinions of Party B. Party B shall not be held liable.

Article 13: Liability for Breach of Contract

1.	Should any party violate the stipulations of the Contract, this shall constitute breach of Contract. The party in breach of contract must pay a fine of no more than 5% of the consulting fees contained herein.

2.	Should Party B seriously violate the work ethics of the Board of Directors, obligations regarding the prohibition on competing work, or confidentiality obligations, causing Party A to incur loss, Party B shall be held liable in accordance with the corresponding laws and regulations. At the same time, should Party B violate work ethics, obligations regarding the prohibition on competing work or confidentiality obligations, Party A has the right to immediately terminate this Contract. This termination does not constitute a breach of contract by Party A.

Article 14: Effectiveness of Contract

This Contract takes effect from the date of signature and seal by both Parties.

Article 15: Contract Termination

1.	While this contract continues to be in effect, should major changes such as force majeure or changes in policy, economic, financial, or legal situations arise or if the parties experience a change in personnel such that Party A, Party B or both Parties are unable to carry out their duties under this Contract, the Parties may agree upon termination of this Contract, and neither party shall be held liable for breach of contract.

2.	Through negotiation and consensus of both Parties, this Contract may be terminated in writing. Consulting fees collected by Party B prior to the date of contract termination shall not be refunded by Party B.

Article 16: Dispute Resolution

Any and all disputes that should arise from the interpretation and execution of this Contract or related to this Contract shall first be resolved through negotiated settlement by both Parties. If such negotiated settlement fails, the dispute shall be submitted to the Zhengzhou Arbitration Commission, which shall carry out such arbitration in accordance with the rules of the arbitration commission and relevant national regulations. The outcome of the arbitration commission shall be final and shall be legally binding on both Parties.

Article 17: Other Matters

Other matters not addressed in this Contract shall be resolved through mutual negotiation by both Parties or through the signing of a supplementary agreement. The supplementary agreement(s) and this Contract have equally binding legal power.

Article 18: Text Versions

This Contract shall have 4 (four) original copies, with each party retaining 2 (two). Each copy has equally binding legal power.

Article 19: Other

This Contract and the “Stock Futures Agreement” shall simultaneously be signed and shall simultaneously take legal effect. Upon this Contract taking effect, the “Financial Services Hiring Agreement” signed by Party A and Beijing Huiye Huacheng Investment Consulting Co., Ltd., on April 16, 2005 shall terminate.

This page is the Signature Page

Party A: (sealed) Henan Xinyuan Real Estate Co., Ltd.

Authorized representative (signature): (Zhang Yong)

December 27, 2006

Party B: (sealed) Beijing Runzheng Investment Consulting Company, Ltd.

Authorized Representative (signature) (Cui Yong)

December 27, 2006